EXHIBIT 99.1

August 19, 2010. Gryphon Gold Corporation (“Gryphon Gold”) (GGN:TSX; GYPH:OTC.BB) is pleased to announce that it has entered into an agreement to extend until February 22, 2011 its right to fix the Net Smelter Return (NSR) royalty at 5% on its Borealis property.

The Borealis Oxide Project is the subject of a NI 43-101 Pre-Feasibility filed on SEDAR in September 2009. Gryphon Gold controls 100% of the Borealis deposit which is located in the Walker Lane gold belt of western Nevada.

The royalty option was entered into on August 23, 2008 and extended on August 7, 2009 and again on February 12, 2010. Gryphon Gold may exercise the option at any time up to February 22, 2011 to fix the NSR royalty at 5%. The current NSR royalty is variable based on a formula, which is calculated as the price of gold divided by one hundred expressed as a percentage; i.e. at a gold price of $1,000/ounce the NSR royalty rate would be 10.0%.

To exercise the option Gryphon Gold will pay the NSR royalty holders US$1,750,000 cash, 7,726,250 common shares of Gryphon Gold, and a three year (from date of exercise of the option) US$1,909,500 debenture bearing interest at 5% p.a., convertible into common shares of Gryphon Gold at $0.70/share for the first year of the three year term and escalating by $0.10/share per year until maturity. Gryphon Gold has paid a fee of $150,000 to extend the option to February 22, 2011.

“I thank the royalty holders’ for their confidence in Gryphon Gold’s ability to advance the project to production. The extension of the royalty agreement is a key component in taking the property forward through financing and construction.  Once again having total control over the Borealis, as a result of the termination of the option previously granted to a third party, gives us the ability to evaluate options not under consideration while that third party had an option to enter into a joint venture on the Borealis property.  Our plans are to continue to advance the project through additional drilling, column testing of the re-leach materials and to evaluate potential marketing of the higher grade oxide gold ores.  We will renew our financing efforts to achieve production in the near term.” said John Key, CEO of Gryphon Gold.

On Behalf of the Board of Directors of Gryphon Gold Corporation

John L. Key, CEO

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to projections and expectations related the receipt of regulatory approvals for the issuance of shares to the royalty holders. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that regulatory approval may not be obtained on basis acceptable to the Company and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC and Canadian securities regulatory authorities on June 28, 2010, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC and Canadian securities regulatory authorities on August 13, 2010, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities regulatory authorities (available at www.sedar.com). We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com. For further information contact: John Key, CEO, by phone: 775-883-1456, or email at jkey@gryphongold.com. The Borealis property is described in the technical report (the “technical reports”) dated September 21, 2009 titled Pre Feasibility Study on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A. prepared in accordance with National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”). The technical report describe the exploration history, geology and style of gold mineralization at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The reports also include a description of environmental and permitting matters.